Filed Pursuant to Rule 424(b)(3)
                                                   Registration Number 333-96485


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 14, 2000)

                             ANTENNAS AMERICA, INC.

         The "Selling Security Holders And Plan Of Distribution" section of the prospectus is modified to substitute Epinal Corporation, Ltd. for Prisma Limited as a selling security holder. As a result, Prisma Limited has been deleted as a selling security holder and replaced by Epinal Corporation, Ltd. as follows:

--------------------------------------------------------------------------------------------------------------------
                                                                                                      Percentage Of
                                          Number Of Shares        Number Of         Number of Shares   Shares Owned
                  Name                    Of Common Stock   Shares To Be Sold (2)     Owned After     After Offering
                                            Owned Before                                Offering
                                            Offering(1)
--------------------------------------------------------------------------------------------------------------------
Epinal Corporation, Ltd.                     1,676,190         1,676,190                   0                  *
--------------------------------------------------------------------------------------------------------------------

*Less than one percent.

(1) The number of shares of common stock owned before the offering includes shares of common stock underlying warrants, even if not currently exercisable.

(2) The number of shares of common stock to be sold assumes that the selling shareholders sell all the shares of common stock being registered.

            The date of this prospectus supplement is April 19, 2000.

                                    * * * * *